Exhibit 99.1

Perry Ellis International Reports Preliminary Fourth Quarter and Full Year Fiscal 2016 Results

•	Fiscal fourth quarter revenues expected to approximate $214 million and adjusted diluted EPS expected to approximate $0.35.

•	Fiscal 2016 total revenue to approximate $900 million as compared to $890 million in prior year and adjusted diluted EPS expected to total $1.81.

•	Company introduces guidance for fiscal 2017 – expects revenues in a range of $910 to $915 million and adjusted diluted EPS in a range of $1.90-$1.95.

Perry Ellis International, Inc. (NASDAQ:PERY) announced today, preliminary fourth quarter and fiscal year 2016 results and expectations for its 2017 fiscal year ending January 28, 2017. The Company expects to report actual fourth quarter and fiscal year 2016 results the week of April 4, 2016.

Oscar Feldenkreis, Vice Chairman, President and Chief Operating Officer, Perry Ellis International commented, “We ended the year with solid momentum in our major brands across all channels as evidenced by our strong gross margin rate, which rose 170 basis points over the prior year. While our fourth quarter sales were impacted by a shift in retailer receipts to the first quarter of fiscal year 2017, our brands and businesses performed well during the fourth quarter, and we also realized positive comparable store sales in our direct-to-consumer business of 3.4%. We were also pleased to see our adjusted EBITDA margin expand to 6.1% for the full year driven by our strong gross margin. Given a cautious consumer and retailers managing accordingly, we are aggressively managing our businesses and balance sheet to drive profit enhancements.”

He continued, “During the quarter we also executed six new licensing agreements as we continue to leverage the equity of our powerful brand portfolio. We remain very pleased with the execution of our strategic initiatives to focus on our most profitable businesses and to drive expansion in gross and operating margins.”

Other Fourth Quarter 2016 Highlights:

•	Fourth consecutive quarter of solid increases in gross margin, adjusted EBITDA margin and adjusted earnings per share over prior year.

•	Continued focus on the premier brands that are driving global growth under the Perry Ellis, Original Penguin and the Golf Lifestyle businesses.

•	Completed six additional licensing deals for a total of twenty-six in fiscal 2016.

For the 2016 fiscal year ended January 30, 2016:

•	Fiscal 2016 revenue is expected to approximate $900 million, as compared to $890 million in fiscal 2015.

•	Adjusted diluted earnings per share are expected to approximate $1.81.

•	The above expectations regarding Perry Ellis International results for the fourth quarter and full year are preliminary management estimates and projections based on currently available information, and are subject to change upon completion of the Company’s financial statement closing process and audit of full year results. Adjusted earnings per fully diluted share for fourth quarter and fiscal year 2016 and 2015 exclude costs associated with; (i) the exit of underperforming brands and businesses; (ii) the streamlining and consolidating of operations and legal settlement; (iii) strategic initiatives and gains or losses from asset sales; (iv) impairment on long lived assets and certain leasehold improvements; (v) income tax valuation; and (vi) costs on early extinguishment of debt.

Fiscal 2017 Outlook

George Feldenkreis, Chairman & CEO, Perry Ellis International commented, “The Company is entering fiscal 2017 in a position of strength, reflecting solid selling trends across its key brands and products. In fiscal 2017, we are concentrating on key businesses that are poised for expansion and accelerated growth in the future.”

The Company continues to focus on the following initiatives:

1) Delivering exceptional product with innovation and differentiation, key priorities across its global growth brands;

2) Accelerating International expansion, both direct and through licensing arrangements;

3) Maintaining an efficient infrastructure that provides a platform for growth and leverage across its businesses; and

4) Continued focus on controlling costs and expenses.

The Company expects total revenues to be in a range of $910 to $915 million for fiscal 2017. Gross margins for fiscal 2017 are expected to expand 30 to 40 basis points to a range of 36.1% to 36.2%. The Company expects adjusted earnings per share in a range of $1.90 to $1.95.

About Perry Ellis International

Perry Ellis International, Inc. is a leading designer, distributor and licensor of a broad line of high quality men’s and women’s apparel, accessories and fragrances. The Company’s collection of dress and casual shirts, golf sportswear, sweaters, dress pants, casual pants and shorts, jeans wear, active wear, dresses and men’s and women’s swimwear is available through all major levels of retail distribution. The Company, through its wholly owned subsidiaries, owns a portfolio of nationally and internationally recognized brands, including: Perry Ellis®, Original Penguin® by Munsingwear®, Laundry by Shelli Segal®, Rafaella®, Cubavera®, Ben Hogan®, Savane®, Grand Slam®, John Henry®, Manhattan®, Axist®, Jantzen® and Farah®. The Company enhances its roster of brands by licensing trademarks from third parties, including: Nike® and Jag® for swimwear, and Callaway®, PGA TOUR®, and Jack Nicklaus® for golf apparel. Additional information on the Company is available at http://www.pery.com.

Safe Harbor Statement

We caution readers that the forward-looking statements (statements which are not historical facts) in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on current expectations rather than historical facts and they are indicated by words or phrases such as “anticipate,” “believe,” “budget,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “guidance,” “indicate,” “intend,” “may,” “might,” “plan,” “possibly,” “potential,” “predict,” “probably,” “proforma,” “project,” “seek,” “should,” “target,” or “will” or the negative thereof or other variations thereon and similar words or phrases or comparable terminology. Such forward-looking statements include, but are not limited to, statements regarding Perry Ellis’ strategic operating review, growth initiatives and internal operating improvements intended to drive revenues and enhance profitability, the implementation of Perry Ellis’ profitability improvement plan and Perry Ellis’ plans to exit underperforming, low growth brands and businesses. We have based such forward-looking statements on our current expectations, assumptions, estimates and projections. While we believe these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements, many of which are beyond our control. These factors include: general economic conditions, a significant decrease in business from or loss of any of our major customers or programs, anticipated and unanticipated trends and conditions in our industry, including the impact of recent or future retail and wholesale consolidation, recent and future economic conditions, including turmoil in the financial and credit markets, the effectiveness of our planned advertising, marketing and promotional campaigns, our ability to contain costs, disruptions in the supply chain, our future capital needs and our ability to obtain financing, our ability to protect our trademarks, our ability to integrate acquired businesses, trademarks, trade names and licenses, our ability to predict consumer preferences and changes in fashion trends and consumer acceptance of both new designs and newly introduced products, the termination or non-renewal of any material license agreements to which we are a party, changes in the costs of raw materials, labor and advertising, our ability to carry out growth strategies including expansion in international and direct-to-consumer retail markets; the effectiveness of our plans, strategies, objectives, expectations and intentions which are subject to change at any time at our discretion, potential cyber risk and technology failures which could disrupt operations or result in a data breach, the level of consumer spending for apparel and other merchandise, our ability to compete, exposure to foreign currency risk and interest rate risk, possible disruption in commercial activities due to terrorist activity and armed conflict, actions of activist investors and the cost and disruption of responding to those actions, and other factors set forth in Perry Ellis’ filings with the Securities and Exchange Commission. Investors are cautioned that all forward-looking statements involve risks and uncertainties, including those risks and uncertainties detailed in Perry Ellis’ filings with the SEC. You are cautioned not to place undue reliance on these forward-looking statements, which are valid only as of the date they were made. We undertake no obligation to update or revise any forward-looking statements to reflect new information or the occurrence of unanticipated events or otherwise.

SOURCE: Perry Ellis International, Inc.

Anita Britt, CFO

305-873-1210